Exhibit 99.2

AspenBio Awarded ISO 13485 Certification

Certification Milestone is Required for Product Entry into EU, Canada and Other Countries

CASTLE ROCK, CO., October 31, 2011 -- AspenBio Pharma, Inc. (NASDAQ: APPY), an emerging in vitro diagnostic company, reported that its Quality Management System has been certified to the requirements of both ISO 13485:2003 and the Canadian Medical Device Conformity Assessment System (CMDCAS) by BSI, one of the world′s leading certification bodies.

ISO 13485 is an internationally recognized standard developed to ensure that companies develop, manufacture and sell medical devices meeting specific quality requirements.  AspenBio’s ISO 13485 certification process occurred over the course of the last twelve months.  With an ISO 13485-compliant quality system now certified, AspenBio has achieved a major step towards CE Marking its lead product AppyScore™.  CE Marking, among other elements, is required to sell products in the European Union.

“We have dedicated significant time and resources to advancing our Quality Management System and are very pleased with this achievement,” said Steve Lundy, President and CEO of AspenBio. “These certifications validate our team’s continuing commitment to delivering high quality products and are a major milestone as we advance AppyScore towards commercial launch.”

About AspenBio Pharma and AppyScore
AspenBio Pharma, Inc. (NASDAQ: APPY) is an emerging in vitro diagnostic company focused on obtaining U.S. FDA clearance for its lead product, AppyScore™.  AppyScore is a unique, blood-based test in development, designed to help physicians manage the millions of patients who enter emergency rooms every year complaining of abdominal pain, many suspected of having acute appendicitis but at low-to-moderate risk for the disease. As a screening test to aid in the rule out of appendicitis based on its projected sensitivity and negative predictive value, AppyScore could potentially decrease radiation exposure risk arising from the use of CT scans performed in triaging pediatric and adolescent patients with abdominal pain, as well as potentially reduce healthcare costs. The company has a large and unique repository of blood samples that provide valuable data regarding the appendicitis condition and additional protein marker information associated with causes of abdominal pain, providing an important resource for product development. The company also has several animal health reproductive drugs in research and development for use, following regulatory approval, in animals of economic importance.

For more information, visit www.aspenbiopharma.com.

Forward-Looking Statements
This press release includes "forward-looking statements" of AspenBio Pharma, Inc. ("AspenBio") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors AspenBio believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of AspenBio. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to successfully achieve commercial value associated with and maintain the ISO certification, to successfully complete the pilot study and clinical trial activities for AppyScore™ required for FDA submission, obtain FDA clearance, cost effectively manufacture and generate revenues from AppyScore and other new products, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, AspenBio does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in AspenBio's most recent Annual Report on Form 10-K as filed with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey
Tel 303-894-2000 Ext. 207

Investor Relations:
Liolios Group, Inc.
Geoffrey Plank or Ron Both
Tel 949-574-3860
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